                                                                EXHIBIT 99(a)(2)

================================================================================


                                   INDENTURE

                           Dated as of July 7, 1999

                                     Among

            ST. JOHN KNITS INTERNATIONAL, INCORPORATED, as Issuer,

                          The GUARANTORS Named herein

                                      and

                       The Bank of New York, as Trustee

                              __________________

                                 $100,000,000

             12 1/2% Senior Subordinated Notes due 2009, Series A

             12 1/2% Senior Subordinated Notes due 2009, Series B


================================================================================

                             CROSS-REFERENCE TABLE

Trust Indenture                                              Indenture
  Act Section                                                 Section
---------------                                              ---------
(S) 310(a)(1).............................................   7.10
       (a)(2).............................................   7.10
       (a)(3).............................................   N.A.
       (a)(4).............................................   N.A.
       (a)(5).............................................   7.08, 7.10.
       (b)................................................   7.08; 7.10; 13.02
       (c)................................................   N.A.
(S) 311(a)................................................   7.11
       (b)................................................   7.11
       (c)................................................   N.A.
(S) 312(a)................................................   2.05
       (b)................................................   13.03
       (c)................................................   13.03
(S) 313(a)................................................   7.06
       (b)(1).............................................   7.06
       (b)(2).............................................   7.06
       (c)................................................   7.06; 13.02
       (d)................................................   7.06
(S) 314(a)................................................   4.11; 13.02
       (b)................................................   N.A.
       (c)(1).............................................   13.04
       (c)(2).............................................   13.04
       (c)(3).............................................   N.A.
       (d)................................................   N.A.
       (e)................................................   13.05
       (f)................................................   N.A.
(S) 315(a)................................................   7.01(b)
       (b)................................................   7.05; 13.02
       (c)................................................   7.01(a)
       (d)................................................   7.01(c)
       (e)................................................   6.11
(S) 316(a)(last sentence).................................   2.09
       (a)(1)(A)..........................................   6.05
       (a)(1)(B)..........................................   6.04
       (a)(2).............................................   N.A.
       (b)................................................   6.07
       (c)................................................   10.04
(S) 317(a)(1).............................................   6.08
       (a)(2).............................................   6.09
       (b)................................................   2.04
(S) 318(a)................................................   13.01

________________
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions..............................................   1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act........  21
SECTION 1.03.  Rules of Construction....................................  22


                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.  Form and Dating..........................................  22
SECTION 2.02.  Execution and Authentication.............................  23
SECTION 2.03.  Registrar and Paying Agent...............................  24
SECTION 2.04.  Paying Agent To Hold Assets in Trust.....................  24
SECTION 2.05.  Holder Lists.............................................  24
SECTION 2.06.  Transfer and Exchange....................................  25
SECTION 2.07.  Replacement Securities...................................  25
SECTION 2.08.  Outstanding Securities...................................  26
SECTION 2.09.  Treasury Securities......................................  26
SECTION 2.10.  Temporary Securities.....................................  26
SECTION 2.11.  Cancellation.............................................  26
SECTION 2.12.  Defaulted Interest.......................................  27
SECTION 2.13.  CUSIP Number.............................................  27
SECTION 2.14.  Deposit of Moneys........................................  27
SECTION 2.15.  Book-Entry Provisions for Global Securities..............  27
SECTION 2.16.  Registration of Transfers and Exchanges..................  28


                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.......................................  32
SECTION 3.02.  Selection of Securities To Be Redeemed...................  32
SECTION 3.03.  Notice of Redemption.....................................  33
SECTION 3.04.  Effect of Notice of Redemption...........................  34
SECTION 3.05.  Deposit of Redemption Price..............................  34
SECTION 3.06.  Securities Redeemed in Part..............................  34


                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities....................................  34
SECTION 4.02.  Maintenance of Office or Agency..........................  35

                                                                         Page
                                                                         ----
SECTION 4.03.  Transactions with Affiliates.............................  35
SECTION 4.04.  Limitation on Indebtedness...............................  36
SECTION 4.05.  Disposition of Proceeds of Asset Sales...................  38
SECTION 4.06.  Limitation on Restricted Payments........................  40
SECTION 4.07.  Corporate Existence......................................  43
SECTION 4.08.  Notice of Defaults.......................................  43
SECTION 4.09.  Business Activities......................................  43
SECTION 4.10.  Compliance Certificate...................................  43
SECTION 4.11.  Provision of Financial Information.......................  44
SECTION 4.12.  Change of Control........................................  44
SECTION 4.13.  Limitation on Senior Subordinated Indebtedness...........  45
SECTION 4.14.  Limitation on Dividend and Other Payment Restrictions
                Affecting Restricted Subsidiaries.......................  45
SECTION 4.15.  Designation of Unrestricted Subsidiaries.................  46
SECTION 4.16.  Limitation on Liens......................................  47
SECTION 4.17.  Limitation on Guarantees by Restricted Subsidiaries......  47
SECTION 4.18.  Limitation on the Sale or Issuance of Equity Interests
                of Restricted Subsidiaries..............................  48


                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Sale of Assets, etc.............................  48
SECTION 5.02.  Successor Corporation Substituted........................  49


                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default........................................  50
SECTION 6.02.  Acceleration.............................................  51
SECTION 6.03.  Other Remedies...........................................  52
SECTION 6.04.  Waiver of Past Default...................................  52
SECTION 6.05.  Control by Majority......................................  52
SECTION 6.06.  Limitation on Suits......................................  53
SECTION 6.07.  Rights of Holders To Receive Payment.....................  53
SECTION 6.08.  Collection Suit by Trustee...............................  53
SECTION 6.09.  Trustee May File Proofs of Claim.........................  53
SECTION 6.10.  Priorities...............................................  54
SECTION 6.11.  Undertaking for Costs....................................  54


                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.  Duties of Trustee........................................  55
SECTION 7.02.  Rights of Trustee........................................  56
SECTION 7.03.  Individual Rights of Trustee.............................  57
SECTION 7.04.  Trustee's Disclaimer.....................................  57

                                                                         Page
                                                                         ----
SECTION 7.05.  Notice of Defaults.......................................  57
SECTION 7.06.  Reports by Trustee to Holders............................  57
SECTION 7.07.  Compensation and Indemnity...............................  58
SECTION 7.08.  Replacement of Trustee...................................  59
SECTION 7.09.  Successor Trustee by Merger, etc.........................  59
SECTION 7.10.  Eligibility; Disqualification............................  60
SECTION 7.11.  Preferential Collection of Claims Against Company........  60


                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.  Securities Subordinated to Senior Indebtedness...........  60
SECTION 8.02.  No Payment on Securities in Certain Circumstances........  60
SECTION 8.03.  Payment Over of Proceeds upon Dissolution, etc...........  61
SECTION 8.04.  Subrogation..............................................  62
SECTION 8.05.  Obligations of Company Unconditional.....................  63
SECTION 8.06.  Notice to Trustee........................................  63
SECTION 8.07.  Reliance on Judicial Order or Certificate of Liquidating
                Agent...................................................  64
SECTION 8.08.  Trustee's Relation to Senior Indebtedness................  64
SECTION 8.09.  Subordination Rights Not Impaired by Acts or Omissions
                of the Company or Holders of Senior Indebtedness........  64
SECTION 8.10.  Holders Authorize Trustee To Effectuate Subordination of
                Securities..............................................  65
SECTION 8.11.  This Article Not To Prevent Events of Default............  65
SECTION 8.12.  Trustee's Compensation Not Prejudiced....................  65
SECTION 8.13.  No Waiver of Subordination Provisions....................  65
SECTION 8.14.  Subordination Provisions Not Applicable to Money Held
                in Trust for Holders; Payments May Be Paid Prior to
                Dissolution.............................................  65
SECTION 8.15.  Acceleration of Securities...............................  66


                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.  Termination of Company's Obligations.....................  66
SECTION 9.02.  Application of Trust Money...............................  67
SECTION 9.03.  Repayment to Company.....................................  67
SECTION 9.04.  Reinstatement............................................  68


                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders...............................  68
SECTION 10.02. With Consent of Holders..................................  69
SECTION 10.03. Compliance with Trust Indenture Act......................  70
SECTION 10.04. Record Date for Consents and Effect of Consents..........  70
SECTION 10.05. Notation on or Exchange of Securities....................  71
SECTION 10.06. Trustee To Sign Amendments, etc..........................  71
SECTION 10.07. Reliance by Holders of Senior Indebtedness on
                Subordination Provisions................................  71

                                 ARTICLE ELEVEN

                                   GUARANTEE

                                                                         Page
                                                                         ----
SECTION 11.01.  Unconditional Guarantee.................................  71
SECTION 11.02.  Severability............................................  72
SECTION 11.03.  Release of a Guarantor..................................  72
SECTION 11.04.  Limitation of Guarantor's Liability.....................  73
SECTION 11.05.  Contribution............................................  73
SECTION 11.06.  Execution of Security Guarantee.........................  73
SECTION 11.07.  Subordination of Subrogation and Other Rights...........  74


                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE

SECTION 12.01.  Guarantee Obligations Subordinated to Guarantor
                 Senior Indebtedness....................................  74
SECTION 12.02.  No Payment on Guarantees in Certain Circumstances.......  74
SECTION 12.03.  Payment Over of Proceeds upon Dissolution, etc..........  75
SECTION 12.04.  Subrogation.............................................  76
SECTION 12.05.  Obligations of Guarantors Unconditional.................  77
SECTION 12.06.  Notice to Trustee.......................................  77
SECTION 12.07.  Reliance on Judicial Order or Certificate of
                 Liquidating Agent......................................  78
SECTION 12.08.  Trustee's Relation to Guarantor Senior Indebtedness.....  78
SECTION 12.09.  Subordination Rights Not Impaired by Acts or
                 Omissions of the Guarantors or Holders of Guarantor
                 Senior Indebtedness....................................  78
SECTION 12.10.  Holders Authorize Trustee To Effectuate Subordination
                 of Guarantee...........................................  79
SECTION 12.11.  This Article Not To Prevent Events of Default...........  79
SECTION 12.12.  Trustee's Compensation Not Prejudiced...................  79
SECTION 12.13.  No Waiver of Guarantee Subordination Provisions.........  79
SECTION 12.14.  Payments May Be Paid Prior to Dissolution...............  79


                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.  Trust Indenture Act Controls............................  80
SECTION 13.02.  Notices.................................................  80
SECTION 13.03.  Communications by Holders with Other Holders............  81
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent......  81
SECTION 13.05.  Statements Required in Certificate......................  82
SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar...............  82
SECTION 13.07.  Governing Law...........................................  82
SECTION 13.08.  No Recourse Against Others..............................  82
SECTION 13.09.  Successors..............................................  82
SECTION 13.10.  Counterpart Originals...................................  82
SECTION 13.11.  Severability............................................  83
SECTION 13.12.  No Adverse Interpretation of Other Agreements...........  83
SECTION 13.13.  Legal Holidays..........................................  83

                                                                   Page
                                                                   ----
SIGNATURES.......................................................   S-1
EXHIBIT A       Form of Series A Security........................   A-1
EXHIBIT B       Form of Series B Security........................   B-1
EXHIBIT C       Form of Legend for Global Securities.............   C-1
EXHIBIT D       Form of Transfer Certificate.....................   D-1
EXHIBIT E       Form of Transfer Certificate for Institutional
                 Accredited Investors............................   E-1
EXHIBIT F       Form of Transfer Certificate for Regulation S
                Transfers........................................   F-1
-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of July 7, 1999, among ST. JOHN KNITS INTERNATIONAL, INCORPORATED, a Delaware corporation (the "Company"), the
                                                          -------
GUARANTORS named herein and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").
                              -------

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

          "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in
           ---------------------
connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

          "Acquired Person" means, with respect to any specified Person, any
           ---------------
other Person which merges with or into or becomes a Subsidiary of such specified Person.

          "Acquisition" means (i) any capital contribution (by means of
           -----------
transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

          "Affiliate" of any specified Person means any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person and shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Equity Interests (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Equity Interests (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to this definition; provided, however, that for purposes of Section 4.03, the term "Affiliate" shall not include the Initial Purchasers or their affiliates. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Affiliate Transaction" has the meaning provided in Section 4.03.
           ---------------------

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           ----

          "Asset Sale" means any direct or indirect sale, conveyance, transfer,
           ----------
lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary (other than directors' qualifying shares, to the extent mandated by applicable law); (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) the creation of any Lien not prohibited by Section 4.16; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with Section 4.06; (d) any transfers of properties and assets between Restricted Subsidiaries or the Company and a Restricted Subsidiary; (e) the sale of Cash Equivalents in the ordinary course of business; (f) a disposition of inventory in the ordinary course of business; (g) transactions permitted under Section 5.01; (h) the sale or other disposition of assets owned by Amen Wardy Home Stores, LLC; and (i) the sale of accounts receivable, or participation therein, in connection with any Qualified Receivables Transactions. In addition, solely for purposes of Section 4.05, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $2.5 million in any fiscal year shall be deemed not to be an Asset Sale.

          "Attributable Indebtedness" in respect of a sale/leaseback transaction
           -------------------------
means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale/leaseback transaction (including any period for which such lease has been extended).

          "Bankruptcy Law" has the meaning provided in Section 6.01.
           --------------

          "Board of Directors" means the board of directors of the Company or
           ------------------
any Guarantor, as the case may be, or any authorized committee of such board of directors.

          "Board Resolution" means, with respect to any Person, a duly adopted
           ----------------
resolution of the Board of Directors of such Person.

          "Capital Lease Obligation" means at the time any determination thereof
           ------------------------
is to be made, the amount of the liability in respect of a capital lease that would at such time be properly capitalized on the balance sheet in accordance with GAAP.

          "Cash Equivalents" means:  (a) U.S. dollars; (b) securities issued or
           ----------------
directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition; and (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

          "Change of Control" means the occurrence of any of the following
           -----------------
events (whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of greater than 35% of the total voting power of the then outstanding Voting Equity Interests of the Company and such Person beneficially owns a greater percentage of the total voting power of the then outstanding Voting Equity Interests of the Company than the Permitted Holders; (ii) the Company or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes (other than by way of merger or consolidation) of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary), (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

          "Change of Control Date" has the meaning provided in Section 4.12.
           ----------------------

          "Company" means the Person named as the "Company" in the first
           -------
paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

          "Company Request" or "Company Order" means a written request or order
           ---------------      -------------
signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Coverage Ratio" as of any date of determination means
           ---------------------------
the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period") to (ii) Consolidated Fixed Charges for such Four Quarter Period; provided, however, that (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Fixed Charges for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Fixed Charges for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit or a line of a business or which constitutes Replacement Assets, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect to (x) such Investment or acquisition of assets (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (y) net expense and cost reductions attributable to the assets acquired calculated on a basis consistent with the standards set forth in Regulation S-X under the Securities Act as in effect on the Issue Date and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Fixed Charges for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with GAAP. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Hedging Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months); provided, however, that the Consolidated Fixed Charges of the Company attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period.

          "Consolidated EBITDA" means, for any period, the Consolidated Net
           -------------------
Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period; (ii) Consolidated Interest Expense for such period;
(iii) Consolidated Non-cash Charges for such period; (iv) step-ups in inventory valuation as a result of purchase accounting in connection with the acquisition of assets or Equity Interests; (v) costs not reimbursable by the Company's or any Subsidiary's insurance incurred in connection with any litigation and other legal proceedings to which the Company or such Subsidiary is currently a party (other than in connection with the settlement of the litigation concerning Amen Wardy Home Stores, LLC), provided that such costs included in this clause (v) shall not exceed $1.0 million for all periods; (vi) cash Charges not to exceed $1.0 million in con-nection with the settlement of the litigation concerning Amen Wardy Home Stores, LLC, the acquisition of the remaining 49% interest in Amen Wardy Home Stores, LLC and the closure of certain Amen Wardy stores and related costs; and (vii) expenses related to the Transactions; less (A) all non-cash items increasing Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

          "Consolidated Fixed Charges" means, with respect to any Person for any
           --------------------------
period, the sum, without duplication, of (i) Consolidated Interest Expense and
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Equity Interest of the Company and its Restricted Subsidiaries (other than dividends paid solely in Qualified Equity Interests and other than unpaid dividends on the Preferred Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Income Tax Expense" means, with respect to the Company
           -------------------------------
for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to the Company for
           -----------------------------
any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Hedging Obligations,
(c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (e) all capitalized interest and all accrued interest and (f) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not guaranteed or paid by the Company or any Restricted Subsidiary and (ii) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, as determined for the Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the consolidated net
           -----------------------
income (loss) of the Company and the Restricted Subsidiaries determined in accordance with GAAP and before any reduction in respect of dividends paid solely in Qualified Equity Interests and before any reduction in respect of unpaid dividends on the Preferred Stock; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except (A) to the extent of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution, (B) with respect to foreign joint ventures, to the extent that cash is available for distribution (without restriction and not committed for other purposes) during such period to the Company or a Restricted Subsidiary as a dividend or other distribution, but is not distributed due to adverse tax or other business reasons, such cash shall be included and (C) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, di-rectly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restrictions; (iv) any gain or loss, together with any related provision for taxes on such gain or loss, realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) outside of the ordinary course of business; (v) any extraordinary gain or loss, together with any related provision for taxes or such extraordinary gain or loss; (vi) the cumulative effect of a change in accounting principles; (vii) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; (viii) gains and losses resulting from foreign currency transaction adjustments; (ix) gains and losses on assets that are marked to market; (x) any costs and expenses related to the Transactions incurred on or immediately after the Issue Date, including the settlement of all outstanding options; and (xi) non-cash expenses resulting from the grant of Equity Interests and other compensation to management personnel of the Company and its Subsidiaries pursuant to a written plan or agreement or the treatment of options under variable plan accounting.

          "Consolidated Net Worth" of any Person means the consolidated
           ----------------------
stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Equity Interests of such Person.

          "Consolidated Non-cash Charges" means, with respect to any Person, for
           -----------------------------
any period the sum of (i) depreciation, (ii) amortization and (iii) all non-cash extraordinary charges and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for purposes of clause (iii) only, such charges which require an accrual of or a reserve for cash charges for any future period) including, without limitation, non-cash charges in connection with the settlement of the litigation concerning Amen Wardy Home Stores, LLC, the acquisition of the remaining 49% interest in Amen Wardy Home Stores, LLC and the closure of certain Amen Wardy stores and related costs.

          "Corporate Trust Office of the Trustee" shall be at the address of the
           -------------------------------------
Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

          "Credit Facility" means the Credit Agreement, dated as of the Issue
           ---------------
Date, among the Company, the lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, and any and all guarantee agreements, security agreements and other agreements and instruments relating thereto, in each case as the same may be amended, modified, supplemented or replaced from time to time, and including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor (including any restatements thereof and any increases in the amount of the commitments or Indebtedness thereunder), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

          "Custodian" has the meaning provided in Section 6.01.
           ---------

          "Default" means any event that is or with the passage of time or the
           ------
giving of notice or both would be an Event of Default.

          "Defeasance Trust Payment" has the meaning provided in Section 8.02.
           ------------------------

          "Depository" means, with respect to the Securities issued in the form
           ----------
of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Designated Senior Indebtedness" means (a) any Indebtedness of the
           ------------------------------
Company outstanding under the Credit Facility and (b) after the Credit Facility has been terminated and all Indebtedness thereunder has been repaid in full, any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $10.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

          "Designation" has the meaning provided in Section 4.15.
           -----------

          "Designation Amount" see Section 4.15.
           ------------------

          "Disposition" means, with respect to any Person, any merger,
           -----------
consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

          "Disqualified Equity Interest" means any Equity Interest which, by its
           ----------------------------
terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or Asset
Sale), in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Securities or the date on which no Securities remain outstanding.

          "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the
           ------------------------------
Company organized under the laws of the United States or any political subdivision thereof or the operations of which are located substantially inside the United States.

          "Equity Interest" in any Person means any and all shares, interests,
           ---------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

          "Event of Default" has the meaning provided in Section 6.01.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Securities" means the 12 1/2% Senior Subordinated Notes due
           -------------------
2009, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

          "Expiration Date" has the meaning set forth in the definition of
           ---------------
"Offer to Purchase" below.

          "Fair Market Value" means, with respect to any asset, the price (after
           -----------------
taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution delivered to the Trustee.

          "Final Maturity Date" means July 1, 2009.
           -------------------

          "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the
           -----------------------------
Company not organized under the laws of the United States or any political subdivision thereof and the operations of which are located and conducted substantially outside of the United States.

          "Four Quarter Period" has the meaning set forth in the definition of
           -------------------
"Consolidated Coverage Ratio" above.

          "Funding Guarantor" has the meaning provided in Section 11.05.
           -----------------

          "GAAP" means generally accepted accounting principles in effect in the
           ----
United States on the date hereof and which are consistently applied for all applicable periods.

          "Global Securities" means one or more 144A Global Securities,
           -----------------
Regulation S Global Securities or IAI Global Securities.

          "Gray Common Stock" means common stock of the Company owned by Robert
           -----------------
E. Gray, Marie Gray or Kelly A. Gray.

          "guarantee" means, as applied to any obligation, (i) a guarantee
           ---------
(other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Guarantee" has the meaning provided in Section 11.01.
           ---------

          "Guarantor" means (i) each Domestic Restricted Subsidiary (other than
           ---------
a Receivables Entity) in existence on the Issue Date, and (ii) each other Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date pursuant to Section 4.17.

          "Guarantor Blockage Period" has the meaning provided in Section
           -------------------------
12.02(a).

          "Guarantor Payment Blockage Notice" has the meaning provided in
           ---------------------------------
Section 12.02(a).

          "Guarantor Senior Indebtedness" means, with respect to any Guarantor,
           -----------------------------
at any date, (a) all Obligations of such Guarantor under or in respect of the Credit Facility; (b) all Hedging Obligations of such Guarantor; (c) all Obligations of such Guarantor under stand-by letters of credit; and (d) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Guarantee of the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries; unless, and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Guarantor Senior Indebtedness; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; (e) Indebtedness evidenced by such Guarantor's Guarantee of the Notes; (f) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor; and (i) Indebtedness of a Guarantor to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority.

          "Guarantor Senior Subordinated Indebtedness" means the Guarantees and
           ------------------------------------------
any other Indebtedness of a Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the Guarantees and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Guarantor other than Guarantor Senior Indebtedness.

          "Hedging Agreement" means, with respect to any Person, all interest
           -----------------
rate swap or similar agreements or foreign currency or commodity hedge, exchange or similar agreements of such Person.

          "Hedging Obligations" means, with respect to any Person, the
           -------------------
Obligations of such Person under Hedging Agreements.

          "Holders" means the registered holders of the Securities.
           -------

          "IAI Global Security" means a permanent global security in registered
           -------------------
form representing the aggregate principal amount of Securities transferred after the Issue Date to Institutional Accredited Investors.

          "Incur" means, with respect to any Indebtedness or other obligation of
           -----
any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings
                     ----------    --------       ---------
correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

          "Indebtedness" means (without duplication), with respect to any
           ------------
Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable Incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under Hedging Agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness (a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person
(x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be Incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; and (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary.

          "Indenture" means this Indenture, as amended or supplemented from time
           ---------
to time.

          "Independent Financial Advisor" means a nationally recognized,
           -----------------------------
accounting, appraisal, investment banking firm or consultant which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means Chase Securities Inc., Bear, Stearns & Co.
           ------------------
Inc. and PaineWebber Incorporated.

          "Initial Securities" means the 12 1/2% Senior Subordinated Notes due
           ------------------
2009, Series A, of the Company.

          "Insolvency or Liquidation Proceeding" means, with respect to any
           ------------------------------------
Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

          "Institutional Accredited Investor" means an institution that is an
           ---------------------------------
"accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means, with respect to the Securities, the sum of any cash
           --------
interest and any Liquidated Damages (as defined in the Registration Rights Agreement) on the Securities.

          "Interest Payment Date" means each semiannual interest payment date on
           ---------------------
January 1 and July 1 of each year, commencing January 1, 2000.

          "Interest Record Date" for the interest payable on any Interest
           --------------------
Payment Date (except a date for payment of defaulted interest) means the December 15 or June 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

          "Investment" means, with respect to any Person, any direct or indirect
           ----------
loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person: provided that (i) endorsements of negotiable instruments and documents in the ordinary course of business and (ii) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting exclusively of Equity Interests (other than Disqualified Equity Interests) of the Company shall in each case not be deemed to be an Investment. For purposes of Section 4.06, (i) "Investment" shall include the applicable Designation Amount at the time of the Designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment; reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Voting Equity Interests of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition.

          "Issue Date" means the original issue date of the Securities, July 7,
           ----------
1999.

          "Lien" means any lien, mortgage, charge, security interest,
           ----
hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Liquidated Damages" has the meaning provided in Section 4(a) of the
           ------------------
Registration Rights Agreement.

          "Management Agreement" means the management agreement dated as of the
           --------------------
Issue Date between the Company and Vestar.

          "Maturity Date" means the date, which is set forth on the face of the
           -------------
Securities, on which the Securities will mature.

          "Net Cash Proceeds" means the aggregate proceeds in the form of cash
           -----------------
or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officer's certificate delivered to the Trustee (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been reversed or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

          "Obligations" means any principal, interest (including, without
           -----------
limitation, Post-Petition Interest), penalties, fees, indemnification obligations, reimbursement obligations, obligations to provide cash collateral, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offer" has the meaning set forth in the definition of "Offer to
           -----
Purchase" below.

          "Offer to Purchase" means a written offer (the "Offer") sent by or on
           -----------------                              -----
behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture if so required). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer
                                                 ---------------
to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for
                                                          -------------
purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the
                                                      ---------------
purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any
                 --------------
portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall pur-chase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and (11) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

          An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

          "Officer" means the Chairman, any Vice Chairman, the President, any
           -------
Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or
           ---------------------
by an Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 13.04 and 13.05.

          "144A Global Security" means a permanent global security in registered
           --------------------
form representing the aggregate principal amount of Securities sold in reliance on Rule 144A.

          "Opinion of Counsel" means a written opinion delivered to the Trustee
           ------------------
from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, Vestar or the Trustee.

          "Participant" has the meaning provided in Section 2.15.
           -----------

          "Paying Agent" has the meaning provided in Section 2.03.
           ------------

          "Payment Blockage Notice" has the meaning provided in Section 8.02(a).
           -----------------------

          "Payment Blockage Period" has the meaning provided in Section 8.02(a).
           -----------------------

          "Permitted Business" means the business of the Company and its
           ------------------
Restricted Subsidiaries conducted on the Issue Date and businesses ancillary or reasonably related thereto, including businesses whose principal strategy is to capitalize on the image of the Company and its products.

          "Permitted Holder" means Vestar and its Affiliates.
           ----------------

          "Permitted Indebtedness" has the meaning provided in Section 4.04.
           ----------------------

          "Permitted Investments" means (a) Cash and Cash Equivalents; (b)
           ---------------------
Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Hedging Obligations; (d) bonds, notes, debentures, stock or other securities received as a result of Asset Sales permitted under Section 4.05; (e) Investments in the Company and Investments in a Guarantor or a Person that, as a result of or in connection with such Investment, becomes a Guarantor or is merged with or into or consolidated with the Company or another Guarantor or that transfers or conveys all or substantially all its assets to the Company or a Guarantor, (f) Investments existing as of the Issue Date; (g) any Investment consisting of a guarantee by a Restricted Subsidiary of Senior Indebtedness or any guarantee of Indebtedness otherwise permitted by the Indenture: (h) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (i) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (j) Investments in joint ventures in an aggregate amount not to exceed $5.0 million; (k) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor; (1) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction;
(m) Indebtedness permitted pursuant to clause (m) of Section 4.04; (n) Investments by the Company or a Restricted Subsidiary in St. John Company, Ltd. for the purpose of purchasing minority interests therein in an aggregate amount not to exceed $1.5 million and (o) Investments in Foreign Restricted Subsidiaries which are not Guarantors in an aggregate amount not to exceed $10.0 million.

          "Permitted Junior Securities" means any securities of the Company or
           ---------------------------
any other Person that are (i) equity securities without special covenants or
(ii) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Securities on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Securities on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization pursuant to which such securities are issued).

          "Permitted Liens" means (a) Liens on property of a Person existing at
           ---------------
the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Securities or the Guarantees; (e) Liens in favor of the Company or any Restricted Subsidiary (including any such Liens securing Indebtedness to the extent and for so long as such Indebtedness is pledged to secure Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be); (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens re sulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section 4.04, and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (k) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation; (1) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (m) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; (n) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that
(1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (2) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution; (o) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business; (p) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (q) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary; (r) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction; (s) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (t) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (1) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (2) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (u) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto).

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Securities" means one or more certificated Securities in
           -------------------
registered form.

          "Post-Petition Interest" means, with respect to any Indebtedness of
           ----------------------
any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding with respect to such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

          "Preferred Equity Interest", in any Person, means an Equity Interest
           -------------------------
of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

          "Preferred Stock" means the 15 1/2% preferred stock of the Company
           ---------------
issued on the Issue Date and any Qualified Equity Interest of the Company or a Guarantor issued in exchange for or the net proceeds of which are used to redeem the Preferred Stock.

          "principal" of a debt security means the principal of the security
           --------
plus, when appropriate, the premium, if any, on the security.

          "Private Exchange Securities" have the meaning provided in Section
           ---------------------------
2(b) of the Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the
           ------------------------
Initial Securities in the form set forth on Exhibit A hereto.
                                            ---------

          "Public Equity Offering" means, with respect to the Company, an
           ----------------------
underwritten public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

          "Purchase Agreement" means the Purchase Agreement dated June 30, 1999
           ------------------
by and among the Company, the Guarantors and the Initial Purchasers.

          "Purchase Amount" has the meaning set forth in the definition of
           ---------------
"Offer to Purchase" above.

          "Purchase Date" has the meaning set forth in the definition of "Offer
           -------------
to Purchase" above.

          "Purchase Money Indebtedness" means Indebtedness of the Company or any
           ---------------------------
Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

          "Purchase Money Note" means a promissory note of a Receivables Entity
           -------------------
evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.


          "Purchase Price" has the meaning set forth in the definition of "Offer
           --------------
to Purchase" above.

          "Qualified Equity Interest" in any Person means any Equity Interest in
           -------------------------
such Person other than any Disqualified Equity Interest.

          "Qualified Institutional Buyer" or "QIB" means a "qualified
           -----------------------------      ---
institutional buyer" as that term is defined in Rule 144A under the Securities Act.

          "Qualified Receivables Transaction" means any transaction or series of
           ---------------------------------
transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

          "Receivables Entity" means a Wholly Owned Restricted Subsidiary of the
           ------------------
Company (other than a Guarantor) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables
Entity:

          (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

               (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

               (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

               (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Pur-chase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

          (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

          Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

          "Redemption Date," when used with respect to any Security to be
           ---------------
redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "redemption price," when used with respect to any Security to be
           ----------------
redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.
                                                       ---------

          "Registrar" has the meaning provided in Section 2.03.
           ---------

          "Registration" means a registered exchange offer for the Securities by
           ------------
the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of July 7, 1999 by and among the Company, the Guarantors and the Initial Purchasers.

          "Regulation S" means Regulation S under the Securities Act.
           ------------

          "Regulation S Global Security" means a permanent global security in
           ----------------------------
registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

          "Replacement Assets" has the meaning provided in Section 4.05.
           ------------------

          "Required Filing Dates" has the meaning provided in Section 4.11.
           ---------------------

          "Restricted Investment" means any Investment other than a Permitted
           ---------------------
Investment.

          "Restricted Payments" has the meaning provided in Section 4.06.
           -------------------

          "Restricted Security" has the meaning set forth in Rule 144(a)(3)
           -------------------
under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Restricted Subsidiary" means any Subsidiary of the Company that has
           ---------------------
not been designated by the Board of Directors of the Company, by a Board Resolution of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.15. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.15.

          "Revocation" has the meaning provided in Section 4.15.
           ----------

          "Rule 144A" means Rule 144A under the Securities Act.
           ---------

          "SEC" or "Commission" means the Securities and Exchange Commission.
           ---      ----------

          "Securities" means, collectively, the Initial Securities, the Private
           ----------
Exchange Securities and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated by the SEC thereunder.

          "Securities Amount" has the meaning provided in Section 4.05.
           -----------------

          "Security Guarantee" means the Form of Security Guarantee of each
           ------------------
Guarantor to be endorsed on each of the Securities substantially in the form of

Exhibit A (in the case of an Initial Security) or Exhibit B (in the case of an
---------                                         ---------
Exchange Security) hereto.

          "Senior Indebtedness" means, at any date, (a) all Obligations of the
           -------------------
Company under or in respect of the Credit Facility; (b) all Hedging Obligations of the Company; (c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Securities, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, unless and for so long as such Indebtedness has been pledged to secure obligations under or in respect of Senior Indebtedness; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; (e) Indebtedness evidenced by the Securities; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; and (i) Indebtedness of the Company to the extent such Indebtedness is owed to and held by any Federal, state, local or other governmental authority.

          "Senior Subordinated Indebtedness" means the Securities and any other
           --------------------------------
Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu in right of payment with the

Securities and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

          "Shelf Registration Statement" has the meaning provided in Section
           ----------------------------
2(a) of the Registration Rights Agreement.

          "Significant Restricted Subsidiary" means any Restricted Subsidiary
           ---------------------------------
that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

          "Standard Securitization Undertakings" means representations,
           ------------------------------------
warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

          "Stated Maturity" means, when used with respect to any Security or any
           ---------------
installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Stockholders' Agreement" means the Stockholders' Agreement among St.
           -----------------------
John Knits, Inc., the Company, Vestar/Gray Investors LLC, Vestar/SJK Investors LLC and the members of Vestor/Gray Investors LLC party thereto dated as of, and as in effect on, the Issue Date.

          "Subordinated Indebtedness" means, with respect to the Company or any
           -------------------------
Guarantor, any Indebtedness of the Company or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Securities.

          "Subsidiary" means, with respect to any Person, (a) any corporation of
           ----------
which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, through one or more Persons by such Person, or
(b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

          "Surviving Person" means, with respect to any Person involved in or
           ----------------
that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
           ---
77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 10.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

          "Transactions" means the mergers to be consummated on or about the
           ------------
Issue Date relating to the purchase of the equity of St. John Knits, Inc. and the financings related thereto.

          "Trust Officer" means any officer within the corporate trust
           -------------
department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular cor-porate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in the first paragraph of this
           -------
Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "United States Government Obligations" means direct non-callable
           ------------------------------------
obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

          "Unrestricted Securities" means one or more Securities that do not and
           -----------------------
are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any
---------
Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

          "Unrestricted Subsidiary" means any Subsidiary of the Company
           -----------------------
designated as such pursuant to Section 4.15. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.15.

          "Unutilized Net Cash Proceeds" has the meaning provided in Section
           ----------------------------
4.05(a).

          "Vestar" means Vestar Capital Partners III, L.P.
           ------

          "Vestar/Gray LLC Agreement" means the Amended and Restated Limited
           -------------------------
Liability Company Agreement of Vestar/Gray Investors LLC, by and among Vestar/SJK Investors LLC, Robert Gray, Marie Gray, Kelly A. Gray, the Kelly Ann Gray Trust and the Gray Family Trust dated as of, and as in effect on, the Issue Date.

          "Voting Equity Interests" means Equity Interests in a corporation or
           -----------------------
other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary
           ----------------------------------
all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company and/or one or more Wholly Owned Restricted Subsidiaries.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE TWO

                                THE SECURITIES

SECTION 2.01.  Form and Dating.

          The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby
                                              ---------
incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly
               ---------
made a part of this Indenture. The Securities may have notations, legends or endorsements (including the Security Guarantee) required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement (including the Security Guarantee) on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication.

          Securities offered and sold in reliance on Rule 144A and Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depository,
---------
duly executed by the Company and authenticated by the Trustee as hereinafter provided with the Guarantees of the Guarantors endorsed thereon and shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the
                        ---------
Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Securities issued in exchange for interests in a
Global Security pursuant to Section 2.16 may be issued in the form of Physical Securities in substantially the form set forth in Exhibit A.
                                                  ---------

SECTION 2.02.  Execution and Authentication.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

          If an Officer or an Assistant Secretary whose signature is on a Security was an Officer or an Assistant Secretary, as the case may be, at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount not to exceed $100,000,000, (ii) Private Exchange Securities from time to time only in exchange for a like principal amount of Initial Securities and (iii) Unrestricted Securities from time to time only in exchange for (A) a like principal amount of Initial Securities or (B) a like principal amount of Private Exchange Securities, in each case upon a written order of the Company to be signed by an Officer of the Company. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Exchange Securities or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount of Securities outstanding at any time may not exceed $100,000,000, except as provided in Sections 2.07 and 2.08.

          Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the

Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency, which shall be in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the
----------
"Paying Agent") and (c) notices and demands in respect of the Securities and
-------------
this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

          The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

          Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.10, 3.06, 4.05, 4.12, or 10.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

          Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee nor any such Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless a Trust Officer of the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

          The Company shall notify the Trustee, in writing, when it, any Guarantor or any of its Affiliates repurchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so repurchased or otherwise acquired.

SECTION 2.10.  Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

          Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of the Securities in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

SECTION 2.12.  Defaulted Interest.

          The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.  CUSIP Number.

          The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided , however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.  Deposit of Moneys.

          Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.
   ---------

          Members of, or participants in, the Depository ("Participants") shall
                                                           ------------
have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities as Physical Securities or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities and the Trustee is entitled to rely upon any electronic instructions from beneficial owners to the Holder of any Global Security.

SECTION 2.16.  Registration of Transfers and Exchanges.

          (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

            (i) to register the transfer of the Physical Securities; or

            (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

            (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

          (A) if such Physical Security is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or
                                                         ---------

          (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or
                                             ---------

          (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a
                                                         ---------
               transferee letter of representation (substantially in the form of Exhibit E) hereto and, at the option of the Company, an Opinion
               ---------
               of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor
                                             ---------
               certificate for Regulation S transfers substantially in the form of Exhibit F hereto and, at the option of the Company, an Opinion
                  ---------
               of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and,
                                                         -------
               at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company,
                           ---------
               an

               Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

          (A)  certification, substantially in the form of Exhibit D hereto,
                                                           ---------
               that such Physical Security is being transferred (I) to a QIB,
               (II) to an Accredited Investor or (III) in an offshore transaction in reliance on Regulation S and, with respect to (II) or (III), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

          (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no 144A Global Security, IAI Global Security or Regulation S Global Security, as the case may be, is then outstanding, the Company shall, unless either of the events in the proviso to
Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

          (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a 144A Global Security, an IAI Global Security or Regulation S Global Security, as the case may be, to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be obtained is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall reflect on its books and records (and the applicable Global Security) the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be obtained is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with
Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

            (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security; provided, however, that prior to the Registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in a Global Security for a Physical Security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

          (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and,
                                                         ---------
               at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company,
                           ---------
               (except in the case of a transfer to a QIB) an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act,

     then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

          (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

          (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act;(ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor thereto).

          (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.

          If the Company wants to redeem Securities pursuant to paragraph 5 or 6 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Securities To Be Redeemed.

          If less than all of the Securities are to be redeemed pursuant to paragraph 5 of the Securities, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal na tional securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements). Selection of the Securities to be redeemed pursuant to paragraph 6 of the Securities shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository) based on the aggregate principal amount of Securities held by each Holder unless such method is otherwise prohibited. The Trustee shall make the selection from the Securities then outstanding, subject to redemption and not previously called for redemption.

          The Trustee may select for redemption pursuant to paragraph 5 or 6 of the Securities portions of the principal amount of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 6 of the Securities shall be mailed to each Holder whose Securities are to be redeemed no later than 60 days after the date of the Closing of the relevant Public Equity Offering of the Company.

          Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

          (1)  the Redemption Date;

          (2)  the redemption price;

          (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

          (6) in the case of any redemption pursuant to paragraph 5 or 6 of the Securities, if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04.  Effect of Notice of Redemption.

          Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05.  Deposit of Redemption Price.

          At least one Business Day before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06.  Securities Redeemed in Part.

          Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.  Payment of Securities.

          The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

          The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02.  Maintenance of Office or Agency.

          The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02. The Company hereby initially designates the Trustee at its address set forth in Section 13.02 as its office or agency in The Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03.  Transactions with Affiliates.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any officer, director or employee of the Company or any Restricted Subsidiary (each an "Affiliate Transaction"), unless
                                               ---------------------
(i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (ii)
(A) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $5.0 million, such Affiliate Transaction is in writing and the Company delivers an officer's certificate to the Trustee certifying that such Affiliate Transaction (or series of Affiliate Transactions) complies with the foregoing provisions or (B) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or the transfer of other consideration between the Company and an Affiliate of the Company having a Fair Market Value in excess of $10.0 million, such Affiliate Transaction is in writing and the Company delivers a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

          Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (iii) the payment of fees and expenses to Vestar or any of its Affiliates (A) pursuant to the Management Agreement, as in effect on the Issue Date, or (B) pursuant to any amended, supplemented or replacement management agreement in an aggregate amount not to exceed 1.25% of Consolidated EBITDA for the last four full fiscal quarters completed prior to the date of such payment; (iv) any Restricted Payments made in compliance with Section 4.06; (v) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business; (vi) the entering into by the Company and any of its Restricted Subsidiaries of a tax sharing or similar arrangement;
(vii) any employment agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (viii) payment of reasonable Directors' fees to Persons who are not otherwise Affiliates of the Company; (ix) any sale or other issuance of Equity Interests (other than Disqualified Equity Interests) of the Company; (x) payments by the Company or any Restricted Subsidiary to Vestar and its Affiliates made for any financial advisory, financing, underwriting or placement services in connection with acquisitions or other corporate transactions, in amounts which are (a) usual and customary for transactions of such type, in an amount not to exceed 1% of the value of any such transaction or (b) approved by a majority of the disinter-ested members of the Board of Directors of the Company as comparable to that which would be charged by an unaffiliated third party for such services; (xi) transactions permitted by the Vestar/Gray LLC Agreement; (xii) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction; (xiii) leases in effect on the Issue Date and any renewals thereof which include substantially similar terms; (xiv) the Transactions and the payment of all fees and expenses related thereto; (xv) any agreement as in effect on the Issue Date (including, without limitation, each of the agreements entered into in connection with the Transactions) or any transaction contemplated thereby; and (xvi) the sale of Preferred Stock to Vestar or any of its affiliates and any transaction contemplated by the terms of the Preferred Stock.

SECTION 4.04.  Limitation on Indebtedness.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except for Permitted Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be at least 2.0 to 1.0 prior to the second anniversary of the Issue Date; 2.25 to 1.0 on or after the second anniversary of the Issue Date but prior to the fourth anniversary of the Issue Date; and 2.5 to 1.0 on or after the fourth anniversary of the Issue Date.

          The foregoing limitations will not apply to the Incurrence by the Company or any Restricted Subsidiary of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:
-----------------------

          (a) Indebtedness under the Securities, the Exchange Securities, and other Indebtedness outstanding on the Issue Date;

          (b) Indebtedness of the Company and any Guarantor Incurred pursuant to (i) the Credit Facility if at the time of and immediately after giving effect thereto, the aggregate consolidated Indebtedness Incurred under the Credit Facility would not exceed $215.0 million at any one time outstanding; provided, however, that such $215.0 million shall be reduced by the sum of (i) the amount of any repayments or prepayments of Indebtedness (that are accompanied by a corresponding permanent commitment reduction) under the Credit Facility and (ii) the outstanding principal amount of Indebtedness and preferred stock of a Receivables Entity (excluding the net proceeds of such Indebtedness and preferred stock that are applied to the repayment or prepayment of Indebtedness described in clause (i));

          (c) Indebtedness of any Guarantor owed to and held by the Company or any Guarantor and other Indebtedness of the Company owed to and held by any Guarantor which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, this Indenture and the Securities and Indebtedness of a Foreign Restricted Subsidiary that is not a Guarantor owed to and held by any other Foreign Restricted Subsidiary that is not a Guarantor; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or a Guarantor), (ii) any sale or other disposition of Equity Interests of any Guarantor which holds Indebtedness of the Company or another Restricted Subsidiary such that such Guarantor ceases to be a Guarantor and (iii) the designation of a Restricted Subsidiary that is a Guarantor and which holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

          (d) the Guarantees and guarantees by any Guarantor of Indebtedness of the Company; provided, however, that if such guarantee is of Subordinated Indebtedness, then the Guarantee of such Guarantor shall be senior to such Guarantor's guarantee of Subordinated Indebtedness;

          (e) Hedging Obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business and not for speculative purposes;

          (f) Purchase Money Indebtedness (and refinancings thereof) and Capitalized Lease Obligations (and refinancings thereof) which do not exceed $7.0 million in the aggregate at any one time outstanding;

          (g) Indebtedness to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding
                                                -----------
     Indebtedness Incurred in compliance with the Consolidated Coverage Ratio of the first paragraph of this covenant or clause (a) of this paragraph of this covenant; provided, however, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness being refinanced, plus the amount of accrued interest thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (iii) Indebtedness that is pari passu with the Securities may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the Securities and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness, (iv) no Restricted Subsidiary that is not a Guarantor may Incur Indebtedness to refinance Indebtedness of the Company or any Guarantor and (v) Indebtedness of the Company may only be refinanced by Indebtedness of the Company and Indebtedness of a Restricted Subsidiary may only be refinanced by Indebtedness of such Restricted Subsidiary or by the Company;

          (h) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

          (i) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (j) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

          (k) Indebtedness representing deferred compensation to employees of the Company and its Subsidiaries in an aggregate amount not to exceed $1.0 million at any one time outstanding;

          (l) Indebtedness of Foreign Restricted Subsidiaries which are not Guarantors in an aggregate amount not to exceed $7.5 million at any one time outstanding;

          (m) Indebtedness of Foreign Restricted Subsidiaries which are not Guarantors owed to and held by the Company or any Guarantor in an aggregate amount not to exceed $12.5 million at any one time outstanding;

          (n) Indebtedness of a Receivables Entity that is non-recourse to the Company or any other Restricted Subsidiary of the Company Incurred in connection with a Qualified Receivables Transaction, provided that the proceeds of such Indebtedness are used to reduce Indebtedness under the Credit Facility; and

          (o) in addition to the items referred to in clauses (a) through (n) above, Indebtedness of the Company (including any Indebtedness under the Credit Facility that utilizes this subparagraph (o)) having an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

          For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

          (1) in the event that Indebtedness meets the criteria of more than one of the types of indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses; and

          (2) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

          Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of preferred stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant provided, in each such case, that the amount thereof is included in the Consolidated Fixed Charges of such Person.

SECTION 4.05.  Disposition of Proceeds of Asset Sales.

          (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of (A) cash or Cash Equivalents, or (B) properties and capital assets that will be used in the business of the Company and its Restricted Subsidiaries as existing at such time or in businesses reasonably related thereto (as determined in good faith by the Company's Board of Directors) ("Replacement Assets") or the Equity Interests of any Person engaged
             ------------------
in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of such Equity Interests, (1) such Person becomes a Restricted Subsidiary and a Guarantor or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary that is a Guarantor. The amount of any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully and unconditionally released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries within such period.

          The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 360 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, or
(ii) make an Investment in Replacement Assets within such period.

          To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 360 days of such Asset Sale as described in clause (i) or
(ii) of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 45 days after such
-----------------------------
360th day, make an Offer to Purchase all outstanding Securities and other Senior Subordinated Indebtedness, pro rata, up to a maximum principal amount (expressed as a multiple of $1,000) of Securities and other Senior Subordinated Indebtedness equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount), plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph.

          (b) With respect to any Offer to Purchase effected pursuant to this covenant, among the Securities, to the extent the aggregate principal amount of Securities and other Senior Subordinated Indebtedness tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Securities and other Senior Subordinated Indebtedness shall be purchased pro rata based on the aggregate principal amount of such Securities and other Senior Subordinated Indebtedness tendered (or the accreted value of such other Senior Subordinated Indebtedness, if such other Senior Subordinated Indebtedness is issued at a discount) by each holder of Securities and such other Senior Subordinated Indebtedness. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Securities and other Senior Subordinated Indebtedness tendered pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Securities and other Senior Subordinated Indebtedness for any purpose consistent with the other terms of this Indenture. Upon completion of the Offer to Purchase, Unutilized Net Cash Proceeds will be reset at zero.

          (c) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) subject to paragraph (b) of this Section 4.05, accept for payment all Securities validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and
(iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the

Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

          (d) In the event that the Company makes an Offer to Purchase the Securities and other Senior Subordinated Indebtedness, the Company shall comply with any applicable securities laws and regulations, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

          (e) Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders and holders of other Senior Subordinated Indebtedness as described above.

SECTION 4.06.  Limitation on Restricted Payments.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or any Restricted Subsidiary or in options, warrants or other rights to purchase Qualified Equity Interests of the Company or any Restricted Subsidiary);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

          (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company); or

          (iv) make any Investment in any Person (other than Permitted Investments)

(any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "Restricted Payment"), unless
                                               ------------------

          (a) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of Section 4.04; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) without duplication of any amounts included in clause (1) above, in the case of the disposition or repayment of, or the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from, any Investment constituting a Restricted Payment made after the Issue Date (including by way of a Revocation), an amount equal, in the aggregate, to the lesser of the amount of such Investment, other than pursuant to a Revocation, in which case such amount will be the lesser of the Fair Market Value of such Investment at the date of Revocation, and the amount received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution or Revocation.

          The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture; provided, however, that the payment of the $0.025 per share dividend on St. John Common Stock declared on June 8, 1999 and payable on July 22, 1999 shall not constitute a Restricted Payment; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Securities pursuant to paragraphs 5 or 6 of the Securities; (iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and (c)(3) of the preceding paragraph (and were not included therein at any time) and are not used to redeem the Securities pursuant to paragraphs 5 or 6 of the Securities or (y) Subordinated Indebtedness permitted to be Incurred pursuant to clause (g) of the second paragraph of
Section 4.04; (iv) the making of loans or advances to officers, employees and directors of the Company or any Restricted Subsidiary entered into in the ordinary course of business or to fund purchases by such employees from the Company of Equity Interests of the Company, in an amount not to exceed $5.0 million at any one time outstanding; (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to Section 4.12; provided, however, that prior to any such repurchase, the Company has made an Offer to Purchase as provided in Section 4.12 with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Offer to Purchase; (vi) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees or management of the Company or any Restricted Subsidiary of the Company (other than Robert Gray, Marie Gray and Kelly Gray) or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $500,000 in the aggregate during any calendar year; provided, further, that any amounts not used for redemptions or repurchases pursuant to this clause (vi) may be used in any subsequent calendar year; (vii) repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof; (viii) the defeasance, redemption or repurchase of any Disqualified Equity Interest of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to the Company or a Subsidiary of the Company) of Disqualified Equity Interests of the Company or such Restricted Subsidiary, respectively; provided that: (A) the aggregate liquidation preference of such Disqualified Equity Interest does not exceed the aggregate liquidation preference of the Disqualified Equity Interest so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (B) such Disqualified Equity Interest has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes; and (C) such Disqualified Equity Interest is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Disqualified Equity Interest being extended, refinanced, renewed, replaced, defeased or refunded;(ix) the defeasance, redemption or repurchase of any Preferred Equity Interest or Disqualified Equity Interest issued in connection with the acquisition of assets or a Permitted Business, provided, that the aggregate amount of such defeasance, redemption or repurchase payments shall not exceed at any time $5.0 million; (x) the payment of any dividend by a Restricted Subsidiary to the holders of its common Equity Interests on a pro rata basis;
(xi) the purchase by the Company of Gray Common Stock pursuant to the terms of the Stockholders' Agreement in an amount not to exceed $5.0 million, provided, however, that such amounts do not exceed $2.5 million for the first twelve month period following the Issue Date; (xii) cash payments to Robert Gray, Marie Gray or Kelly A. Gray on Preferred Equity Interests of the Company that are Qualified Equity Interests in an amount not to exceed $250,000 for each fiscal year;
(xiii) Restricted Payments in an amount not to exceed $10.0 million; (xiv) Restricted Payments made on the Issue Date in connection with the Transactions; and (xv) the redemption of up to $5.0 million of Preferred Stock (which $5.0 million amount may include the amount of any accrued but unpaid dividends) after the first anniversary of the Issue Date; provided the Consolidated Coverage Ratio, pro forma for such transaction, for the two most recently completed fiscal quarters of the Company, is at least 2.25 to 1.0; and provided, further, that the Company and its Restricted Subsidiaries may only redeem Preferred Stock pursuant to this clause (xv) once; provided, however, that in the case of each of clauses (v), (vi), (ix), (x) and (xv), no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

          In determining the amount of Restricted Payments permissible under this Section, amounts expended pursuant to clauses (iv), (vi), (ix), (xi),
(xii), (xiii) and (xv) of the immediately preceding paragraph shall be included as Restricted Payments. Amounts paid pursuant to clause (i) of the immediately preceding paragraph shall be included, when paid, as Restricted Payments only to the extent not already included as Restricted Payments upon declaration.
Amounts expended pursuant to all other clauses of the immediately preceding paragraph shall not be included as Restricted Payments. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

SECTION 4.07.  Corporate Existence.

          Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia or, in the case of a Foreign Restricted Subsidiary, the jurisdiction of incorporation or organization of such Foreign Restricted Subsidiary. This Section 4.07 shall not prohibit the Company from taking any other action otherwise permitted by, and made in accordance with, the provisions of this Indenture.

SECTION 4.08.  Notice of Defaults.

          (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

          (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.09.  Business Activities.

          The Company will not, and will not permit any Restricted Subsidiary to engage in any business other than the Permitted Business.

SECTION 4.10.  Compliance Certificate.

          The Company shall deliver to the Trustee within 120 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.10 shall be for the fiscal year ending November 1, 1999.

SECTION 4.11.  Provision of Financial Information.

          Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to
----------------------
file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Security register, without cost to such Holders upon their request, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and proxy statements which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Securities remain outstanding and prior to the later of the consummation of the Exchange Offer and the filing of the Shelf Registration Statement, if required, the Company will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.12.  Change of Control.

          (a) Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the
                      ----------------------
Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall, within 45 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date). The Company's obligations will be satisfied if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase made by the Company and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

          (b) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so ac cepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

          (c) If the Company makes an Offer to Purchase, the Company shall comply with all applicable securities laws and regulations and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

SECTION 4.13.  Limitation on Senior Subordinated Indebtedness.

          (a) The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Securities and subordinate in right of payment to any other Indebtedness of the Company.

          (b) The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any other Indebtedness of such Guarantor.

SECTION 4.14. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(b) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary, or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions
                                 ------
existing under or by reason of (i) the Credit Facility, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, reviewed, replaced or refinanced; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.05 to the extent applicable thereto; (vii) refinancing Indebted ness permitted under clause (g) of the second paragraph of Section 4.04; provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (viii) this Indenture; (ix) mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; (x) Liens securing Indebtedness otherwise permitted to be Incurred pursuant to Section 4.16 that limit the right of the Company or any Restricted Subsidiary to dispose of the assets subject to such Liens; (xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; (xii) any other security agreement, instrument or document relating to Senior Indebtedness hereafter in effect, provided that such encumbrances or restrictions are customary in connection with such documents and that the terms and conditions of such encumbrances or restrictions are no more restrictive than those encumbrances or restrictions imposed in connection with the Credit Facility as in effect on the Issue Date; (xiii) any agreement relating to a sale and leaseback transaction or capital lease, but only on the property subject to such transaction or lease and only to the extent that such restrictions or encumbrances are customary with respect to a sale and leaseback transaction or capital lease; (xiv) Indebtedness Incurred by Foreign Restricted Subsidiaries; or (xv) customary restrictions imposed on the payment of dividends by a Receivables Entity in connection with a Qualified Receivables Transaction.

SECTION 4.15.   Designation of Unrestricted Subsidiaries.

          (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:
 -----------

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of Section 4.04; and

          (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of
     Section 4.06 in an amount (the "Designation Amount") equal to the Fair
                                     ------------------
     Market Value of the net assets of the Company's Investment in such Subsidiary on such date.

          In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
4.06 for all purposes of this Indenture in the Designation Amount.

          Neither the Company nor any Restricted Subsidiary shall at any time
(x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

          (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:
                            ----------

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

          All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.16.  Limitation on Liens.

          The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, (x) in the case of the Company, to secure the Securities and all other amounts due under this Indenture and any other class of Senior Subordinated Indebtedness, and (y) in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guarantee of the Securities and all other amounts due under this Indenture, in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Securities or such Restricted Subsidiary's Guarantee, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing Senior Indebtedness (including, without limitation, Indebtedness Incurred under the Credit Facility) and (ii) Permitted Liens.

SECTION 4.17.  Limitation on Guarantees by Restricted Subsidiaries.

          In the event the Company (i) organizes or acquires any Domestic Restricted Subsidiary (other than a Receivables Entity) after the Issue Date that is not a Guarantor or (ii) causes or permits any Foreign Restricted Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Indebtedness of the Company or any Domestic Restricted Subsidiary ("Other Indebtedness") then, in each case the Company shall cause such
                        ------------------
Restricted Subsidiary to simultaneously execute and deliver a supplemental indenture to this Indenture pursuant to which it will become a Guarantor under this Indenture; provided, however, that in the event a Domestic Restricted Subsidiary is acquired in a transaction in which a merger agreement is entered into, such Domestic Restricted Subsidiary shall not be required to execute and deliver such supplemental indenture until the consummation of the merger contemplated by any such merger agreement; provided, further, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Securities or the Guarantee of such Domestic Restricted Subsidiary, as the case may be, the Guarantee of such Foreign Restricted Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or
(ii) Subordinated Indebtedness, the Guarantee of such Foreign Restricted Subsidiary shall be senior in right of payment to the guarantee of the Other
Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Subsidiary to the same extent and in substantially the same manner as the Other Indebtedness is subordinated to the Notes or the Guarantee of such Domestic Restricted Subsidiary, as the case may be).

SECTION 4.18. Limitation on the Sale or Issuance of Equity Interests of Restricted Subsidiaries.

          The Company shall not sell any Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell any Equity Interests, except: (i) to the Company or a Wholly Owned Restricted Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Equity Interests of a Restricted Subsidiary as long as the Company is in compliance with Section 4.05 and, if applicable, Article Five.

                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.  Mergers, Sale of Assets, etc.

          (a) The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions (including by way of consolidation or merger), unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia or, if any such transaction involves a Disposition by a Foreign Restricted Subsidiary, under the laws of the United States of America or any state thereof or the District of Columbia or the jurisdiction under which such Foreign Restricted Subsidiary was organized, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of
Section 4.04.

          Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Restricted Subsidiary that is a Guarantor and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another domestic United States jurisdiction to realize tax or other benefits.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

          (b) No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and this Indenture as provided in Section 11.03) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (i) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed by such Guarantor; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to any such transaction involving the Incurrence by such Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of such Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Company could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the latest fiscal quarter for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of Section 4.04; provided, however, that this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors. Notwithstanding the foregoing, nothing in this covenant shall prohibit the consolidation or merger with or into or the sale of all or substantially all of the assets or properties of a Guarantor to any other Restricted Subsidiary that is a Guarantor.

SECTION 5.02.  Successor Corporation Substituted.

          In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement or of such Guarantor under its Guarantee, this Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company shall be discharged from its Obligations under this Indenture and the Securities or such Guarantor shall be discharged from its Obligations under this Indenture and its Guarantee, as the case may be.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.

          Each of the following shall be an "Event of Default" for purposes of this Indenture:

          (a) failure to pay principal of (or premium, if any, on) any Security when due (whether or not prohibited by the provisions of Article Eight);

          (b) failure to pay any interest on any Security when due, continued for 30 days or more (whether or not prohibited by the provisions of Article Eight);

          (c) default in the payment of principal of or interest on any Security required to be purchased pursuant to any Offer to Purchase required by this Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Security validly tendered pursuant to any Offer to Purchase required by this Indenture (whether or not prohibited by the provisions of Article Eight);

          (d)  failure to perform or comply with any of the provisions of
     Section 5.01;

          (e) failure to perform any other covenant, warranty or agreement of the Company under this Indenture or in the Securities or of the Guarantors under this Indenture or in the Guarantees continued for 30 days or more after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities;

          (f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount of $10.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Restricted Subsidiaries to pay principal of at least $10.0 million when due at the stated maturity of any such Indebtedness and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived within 10 days after the occurrence thereof;

          (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount of $10.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (h) the Company or any of its Significant Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding; (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iv) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding;
     (ii) appoints a Custodian of the Company or any Significant Restricted Subsidiary for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Restricted Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

          (j) other than as provided in or pursuant to any Guarantee or this Indenture, the Guarantee of any Guarantor that constitutes a Significant Restricted Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor that is a Significant Restricted Subsidiary denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar
                    --------------
Federal, state or foreign law for the relief of debtors.  The term "Custodian"
                                                                    ---------
means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02.  Acceleration.

          If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the unpaid principal of and accrued interest to the date of acceleration on all outstanding Securities to be due and payable immediately and, upon any such declaration, such principal amount and accrued interest, notwithstanding anything contained in this Indenture or the Securities to the contrary, shall become immediately due and payable; provided, however, that so long as the Credit Facility shall be in full force, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in clause
(h) or (i) of Section 6.01 with respect to the Company), the Securities shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of a written notice by the Trustee of such acceleration of the Securities to the agent under the Credit Facility and (y) the acceleration (ipso facto or otherwise) of any Indebtedness under the Credit Facility.

          If an Event of Default specified in clause (h) or (i) of Section 6.01 with respect to the Company occurs, all unpaid principal of and accrued interest on all outstanding Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.

          Subject to Sections 2.09 and 6.07, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a), (b) and (c) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section
10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this
Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, it being understood that the Trustee shall have no duty (subject to Section 7.01) to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

          A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue a remedy;

          (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.  Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, but subject in any event to the provisions of Articles Eight and Twelve, the right of any Holder to receive payment of principal of or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however,
                                                           --------  -------
that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 6.10.  Priorities.

          Subject to Articles Eight and Twelve, if the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third: to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this
Section 6.10.

SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                 ARTICLE SEVEN


                                    TRUSTEE

SECTION 7.01.  Duties of Trustee.

          (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of a Default:

          (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

          (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. As used herein, the term "actual knowledge"
                                                               ------ ---------
     means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

          (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

          (l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder, except as provided in clause (c) of this
     Section 7.02.

SECTION 7.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to
Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05.  Notice of Defaults.

          If a Default or an Event of Default occurs and is continuing and a Trust Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This Section 7.05 shall be in lieu of the proviso to (S) 315(b) of the TIA and such proviso to (S) 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06.  Reports by Trustee to Holders.

          If required by TIA (S) 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b), (c) and
(d).

          A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances, including all costs and expenses of collection (including reasonable fees, disbursements and expenses of its agents and outside counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and outside counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

          The Company shall indemnify the Trustee or any predecessor Trustee, and their agents, for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim (whether asserted by the Company, or any Holder or any Person), liability or expense is due to its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such additional counsel.

          The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its own negligence or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the Purchase Price or redemption price of any Securities to be purchased pursuant to an Offer to Purchase or redeemed.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

          (c) a custodian or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA (S) 310(b), the Trustee and the Company shall comply with the provisions of TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11.  Preferential Collection of Claims Against Company.

           The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                          SUBORDINATION OF SECURITIES

SECTION 8.01.  Securities Subordinated to Senior Indebtedness.

           The Company covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that all Securities shall be issued subject to the provisions of this Article Eight; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities by the Company shall, to the extent and in the manner set forth in this Article Eight, be subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness.

SECTION 8.02   No Payment on Securities in Certain Circumstances.

           (a) No direct or indirect payment of any kind or character (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds held in trust for the benefit of Holders pursuant to Article Nine (a "Defeasance Trust Payment")) by or non behalf of the Company in respect
         ------------------------
of principal of, premium, if any, or interest on the Securities or to acquire any of the Securities, whether pursuant to the terms of the Securities, upon acceleration, pursuant to an Offer to Purchase or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations in respect of any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the requisite number of holders of such Designated Senior Indebtedness. In addition, if any non-payment event of default occurs with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, then upon and after receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Des-
 -----------------------
ignated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, unless and until all such events of default have been cured or waived or have ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the requisite number of holders of such Designated Senior Indebtedness, no direct or indirect payment of any kind or character (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) shall be made by or on behalf of the Company in respect of principal of, premium, if any, or interest on the Securities or to acquire any of the Securities, upon acceleration pursuant to any Offer to Purchase or otherwise to such Holders, during a period (a "Payment
                                                                        -------
Blockage Period") commencing on the date of receipt of such Payment Blockage
---------------
Notice by the Trustee and ending 179 days thereafter.

          Notwithstanding anything herein or in the Securities to the contrary,
(x) in no event shall a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days (it being understood that a subsequent act or event that constitutes a breach of a covenant or other provision, including breach of a financial covenant with respect to a subsequent period, shall be considered a separate event of default from a previous act or event that constitutes a breach of the same covenant or other provision for this purpose).

          (b) In the event that, notwithstanding the foregoing, the Company shall have made payment to the Trustee or any Holder when such payment is prohibited by Section 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 8.06 has been received by the Trustee) or the Holder to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 8.03.  Payment Over of Proceeds upon Dissolution, etc.

          (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), upon any dissolution or winding-up or total liquidation or reorganization of the Company or assignment for the benefit of creditors of the Company or similar proceeding, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by or on behalf of the Company of, the princi-pal of, premium, if any, or interest on the Securities, or any payment by or on behalf of the Company to acquire any of the Securities for cash, property or securities, or any distribution by the Company with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any such payment or distribution may be made by, or on behalf of, the Company in respect of the principal of, premium, if any, or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization or assignment for the benefit of creditors of the Company or similar proceeding, any payment or distribution of assets or securities of the company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be paid by the Company to the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 8.03(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 8.06 has been received by the Trustee) or the Holder to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04.  Subrogation.

          Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

SECTION 8.05.  Obligations of Company Unconditional.

          Nothing contained in this Article Eight or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Securities.

SECTION 8.06.  Notice to Trustee.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Eight. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by
Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08.  Trustee's Relation to Senior Indebtedness.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10.  Holders Authorize Trustee To Effectuate Subordination of
               Securities.

          Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 8.11.  This Article Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a), (b) or (c) of Section 6.01.

SECTION 8.12.  Trustee's Compensation Not Prejudiced.

          Nothing in this Article Eight shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 8.13.  No Waiver of Subordination Provisions.

          Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14. Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments May Be Paid Prior to Dissolution.

          All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

          Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections
8.02 and 8.03, from making payments of princi-pal of and interest on the Securities or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and the Guarantors' obligations under the Securities and this Indenture as provided in Article Nine, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 8.15.  Acceleration of Securities.

          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.


                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01.  Termination of Company's Obligations.

          Subject to the provisions of Article Eight, the Company may terminate its and the Guarantors' substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(h) or (i), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would result therefrom, terminate its and the Guarantors' substantive obligations in respect of Article Four (other than Sections 4.01, 4.02, 4.07, 4.10 and 4.11) and Article Five hereof and any Event of Default specified in Section 6.01 (d) or (e) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Securities, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations,
(iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this Section 9.01 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (iv) delivering to the Trustee an
              ----------------------
Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (i), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(h) or (i), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would arise therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Securities (including its obligations to pay the principal of and interest on the Securities and the Guarantors' Guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Securities, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Indenture to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this
Section 9.01 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" subject to regulation under the Investment Company Act and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13 and 4.01 (but not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 9.03 and 9.04 shall survive.

          After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Securities and this Indenture except for those surviving obligations specified above.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 9.02.  Application of Trust Money.

          The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

SECTION 9.03.  Repayment to Company.

          Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04.  Reinstatement.

          If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with
Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.


                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 10.01.  Without Consent of Holders.

          The Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

          (a) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

          (b) to effect the assumption by a successor Person of all obligations of the Company under the Securities and his Indenture in connection with any transaction complying with Article Five of this Indenture;

          (c) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue Code);

          (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (e) to make any change that would provide any additional benefit or rights to the Holders;

          (f) to make any change that does not adversely affect the rights of any Holder under this Indenture;

          (g) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guarantee in connection with any transaction complying with Article Five of this Indenture;

          (h) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

          (i)  to secure the Securities pursuant to the requirements of Section
     4.16 or otherwise; or

          (j) to reflect the release of a Guarantor from its obligations with respect to its Guarantee in accordance with the provisions of Section 11.03 and to add a Guarantor pursuant to the requirements of Section 4.17;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02.  With Consent of Holders.

          Subject to Section 6.07, the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (a) change the Stated Maturity of the principal of or any installment of interest on such Security or alter the optional redemption or repurchase provisions of any Security or this Indenture in a manner adverse to the Holders of the Securities;

          (b)  reduce the principal amount of (or the premium) of any Security;

          (c) reduce the rate of or extend the time for payment of interest on any Security;

          (d) change the place or currency of payment of principal of (or premium) or interest on any Security;

          (e) modify any provisions of Section 6.04 (other than to add sections of this Indenture or the Securities subject thereto) or 6.07 or this
     Section 10.02 (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Holder affected);

          (f) reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

          (g) waive a Default in the payment of principal of, interest on, or redemption payment with respect to, the Securities (except a rescission of acceleration of the Securities by the Holders thereof as provided in
     Section 6.02 and a waiver of the payment default that resulted from such acceleration);

          (h) modify the ranking or priority of any Security or the Guarantee in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify any of the provisions of Article Eight or Article Twelve in any manner adverse to the Holders of the Securities;

          (i) release any Significant Restricted Subsidiary that is a Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture; or

          (j) amend, change or modify in any material respect the obligation of the Company to make and consummate an Offer to Purchase in the event of a Change of Control or make and consummate an Offer to Purchase with respect to any Asset Sale that has been consummated or modify in any material respect any of the provisions or definitions with respect thereto;

          An amendment under this Section 10.02 may not make any change under Article Eight or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, (or any group or representative thereof authorized to give a consent) shall have consented to such change.

          It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03.  Compliance with Trust Indenture Act.

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.  Record Date for Consents and Effect of Consents.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Trustee is entitled to rely upon any electronic instruction from beneficial owners to the Holders of any Global Security.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (j) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05.  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06.  Trustee To Sign Amendments, etc.

          The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

SECTION 10.07. Reliance by Holders of Senior Indebtedness on Subordination Provisions.

          Each Holder by accepting any Securities acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                 ARTICLE ELEVEN

                                   GUARANTEE


SECTION 11.01.  Unconditional Guarantee.

          Each Guarantor hereby unconditionally, jointly and severally, guarantees (each, a "Guarantee") to each Holder of a Security authenticated by
                     ---------
the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Securities, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.02.  Severability.

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.  Release of a Guarantor.

          (a) If the Securities are defeased in accordance with the terms of this Indenture, or if Section 5.01(b) is complied with, or if, subject to the requirements of Section 5.01(a), all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company (or pursuant to an exercise of remedies, or transfer in lieu thereof, on behalf of any holder or holders of a Lien securing Senior Indebtedness) and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section 4.05 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.05 and within the time limits specified by Section 4.05, then each Guarantor (in the case of defeasance) or such Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder provided, however that a sale of a Guarantor (other than by way of a sale or disposition pursuant to an exercise of remedies, or transfer in lieu thereof, on behalf of any holder or holders of a Lien securing Senior Indebtedness) will still be subject to the Company's obligations under the first paragraph of Section 5.01. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Securities and the other obligations of the Company hereunder as provided in this Article Eleven.

          (b) Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with Section 4.15 will upon such Designation be released and discharged of its Guarantee obligation in respect of this Indenture and the Securities.

SECTION 11.04.  Limitation of Guarantor's Liability.

          Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any Guarantor Senior Indebtedness Incurred after the Issue Date) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Guarantor under its Guarantee not constituting such a fraudulent transfer or conveyance under Federal or State law.

SECTION 11.05.  Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the
                                          -----------------
Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

SECTION 11.06.  Execution of Security Guarantee.

          To further evidence their Guarantee to the Holders, each of the Guarantors hereby agrees to execute a Security Guarantee to be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a Security Guarantee. Each such Security Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or its Chief Financial Officer (as applicable) or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Security Guarantee on behalf of such Guarantor. Such signature upon the Security Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Security Guarantee, and in case such officer who shall have signed the Security Guarantee shall cease to be such officer before the Security on which such Security Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Security Guarantee had not ceased to be such officer of such Guarantor.

SECTION 11.07.  Subordination of Subrogation and Other Rights.

          Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Securities in accordance with the provisions provided therefor in this Indenture.

                                 ARTICLE TWELVE

                           SUBORDINATION OF GUARANTEE


SECTION 12.01.  Guarantee Obligations Subordinated to Guarantor Senior
           Indebtedness.

          Each Guarantor covenants and agrees, and the Trustee and each Holder of the Securities by his acceptance thereof likewise covenant and agree, that the Guarantee of such Guarantor shall be issued subject to the provisions of this Article Twelve; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Securities pursuant to the Guarantee made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all Guarantor Senior Indebtedness of such Guarantor.

SECTION 12.02.  No Payment on Guarantees in Certain Circumstances.

          (a) No direct or indirect payment of any kind or character (excluding any payment or distribution of Permitted Junior Securities) by or on behalf of any Guarantor in respect of principal of, premium, if any, or interest on the Securities pursuant to such Guarantor's Guarantee or to acquire any of the Securities, whether pursuant to the terms of the Securities, upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations in respect of any Designated Senior Indebtedness of such Guarantor, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the requisite number of holders of such Designated Senior Indebtedness. In addition, if any non-payment event of default occurs with respect to any Designated Senior Indebtedness of a Guarantor pursuant to which the maturity thereof may be immediately accelerated, then upon and after receipt by the Trustee of written notice (a "Guarantor Payment
                                                       -----------------
Blockage Notice") from the holder or holders of such Designated Senior
---------------
Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, unless and until all such events of default have been cured or waived or have ceased to exist or such Designated Senior Indebtedness has been discharged or paid in full in cash or the benefits of these provisions have been waived by the requisite number of holders of such Designated Senior Indebtedness, no direct or indirect payment of any kind or character (excluding any payment or distribution of Permitted Junior Securities) shall be made by or on behalf of such Guarantor of in respect of principal, premium, if any, or interest on the Securities or to acquire any of the Securities, upon acceleration, pursuant to any Offer to Purchase or otherwise during a period (a "Guarantor Blockage Period") commencing on the date of receipt of such Payment
 -------------------------
Blockage Notice by the Trustee and ending 179 days thereafter.

          Notwithstanding anything herein or in the Securities to the contrary,
(x) in no event shall a Guarantor Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no Guarantor Blockage Period is in effect and (z) not more than one Guarantor Blockage Period may be commenced with respect to any Guarantor during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Guarantor Blockage Period with respect to the Designated Senior Indebtedness of such Guarantor initiating such Guarantor Blockage Period (to the extent the holder of such Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Guarantor Blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Guarantor Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days (it being understood that a subsequent act or event that constitutes a breach of a covenant or other provision, including breach of a financial covenant with respect to a subsequent period, shall be considered a separate event of default from a previous act or event that constitutes a breach of the same covenant or other provision for this purpose).

          (b) In the event that, notwithstanding the foregoing, any payment shall be made directly to the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section 12.06 has been received by the Trustee) or the Holder to, the holders of Designated Senior Indebtedness of such Guarantor or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of such Designated Senior Indebtedness that such prohibited payment has been made, the holders of such Designated Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on such Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Designated Senior Indebtedness.

SECTION 12.03.  Payment Over of Proceeds upon Dissolution, etc.

          (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or total liquidation or reorganization of such Guarantor or assignment for the benefit of creditors of such Guarantor or similar proceeding, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full in cash before the Holders of the Securities or the Trustee on behalf of such Holders shall be entitled to receive any payment by or on behalf of such Guarantor of the principal of or interest on the Securities pursuant to such Guarantor's Guarantee, or any payment by or on behalf of such Guarantor to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any such payment or distribution may be made by, or on behalf of, any Guarantor in respect of the principal of, premium, if any, or interest on the Securities upon any such dissolution or winding-up or liquidation or reorganization of the Guarantor or assignment for the benefit of creditors of such Guarantor or similar proceeding, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Securities or the Trustee on their behalf would be entitled, but for the subordina-tion provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

          (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be made directly to the Trustee or any Holder of Securities at a time when such payment or distribution is prohibited by Section 12.03(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered by the Trustee (if the Notice required by Section
12.06 has been received by the Trustee) or the Holder to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

          The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.04.  Subrogation.

          Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Securities or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

          If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

SECTION 12.05.  Obligations of Guarantors Unconditional.

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Securities or the Guarantees is intended to or shall impair, as among each of the Guarantors and the Holders of the Securities, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the terms of the Guarantee of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

          Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Securities to take any action to declare the Securities to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Securities pursuant to such Guarantor's Guarantee.

SECTION 12.06.  Notice to Trustee.

          The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section
12.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.07.  Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.08.  Trustee's Relation to Guarantor Senior Indebtedness.

          The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 12.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders of Guarantor Senior Indebtedness.

          No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

SECTION 12.10.  Holders Authorize Trustee To Effectuate Subordination of
                Guarantee.

          Each Holder of Securities by his acceptance of such Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Securities in the form required in those proceedings.

SECTION 12.11.  This Article Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (a), (b) or (c) of Section 6.01.

SECTION 12.12.  Trustee's Compensation Not Prejudiced.

          Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.13.  No Waiver of Guarantee Subordination Provisions.

          Without in any way limiting the generality of Section 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of Guarantor Senior Indebtedness, do any one or more of the following:
(a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.14.  Payments May Be Paid Prior to Dissolution.

          Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) or in Section 12.06. The Guarantors shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.


                                ARTICLE THIRTEEN

                                 MISCELLANEOUS


SECTION 13.01.  Trust Indenture Act Controls.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

          The provisions of TIA (S)(S) 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02.  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

          if to the Company or to the Guarantors:

          St. John Knits International, Incorporated
          17422 Derian Avenue
          Irvine, California  92714

          Attention:  Chief Financial Officer

          Facsimile:   (949) 223-3390
          Telephone:  (949) 863-1171

          with a copy, which shall not constitute notice, to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York  10017

          Attention:  Gary Horowitz, Esq.

          Facsimile:   (212) 455-2502
          Telephone:  (212) 455-2000
          if to the Trustee:

          The Bank of New York
          101 Barclay Street - Floor 21W
          New York, New York  10286

          Attention:  Corporate Trust Trustee Administration

          Facsimile:   (212) 815-5915
          Telephone:   (212) 815-5763

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA (S) 310(b), TIA (S) 313(c), TIA (S) 314(a) and TIA (S) 315(b), shall be mailed to him at his address as set forth on the Security register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA (S) 313(c).

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.05.  Statements Required in Certificate.

          Each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Governing Law.

          The laws of the State of New York shall govern this Indenture, the Securities and the Security Guarantees without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 13.08.  No Recourse Against Others.

          A director, officer, employee, incorporator, stockholder, general or limited partner or member, as such, of the Company or any of its Affiliates shall not have any liability for any obligations of the Company or any of its Affiliates under the Securities, the Guarantee of such Guarantor or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guarantees.

SECTION 13.09.  Successors.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of each Guarantor in this Indenture and such Guarantor's Guarantee shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11.  Severability.

          In case any provision in this Indenture, in the Securities or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13.  Legal Holidays.

          If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

                           [Signature Pages Follow]

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              ST. JOHN KNITS INTERNATIONAL, INCORPO-
                                   RATED

                              By: /s/ Roger Ruppert
                                 --------------------------------------
                                 Name: Roger Ruppert
                                 Title: Chief Financial Officer


                              ST. JOHN KNITS, INC.,
                              ST. JOHN TRADEMARKS, INC.,
                              ST. JOHN ITALY, INC.,
                               as Guarantors

                              By: /s/ Roger Ruppert
                                 --------------------------------------
                                 Name: Roger Ruppert
                                 Title: Chief Financial Officer


                              ST. JOHN HOME, LLC, as Guarantor

                              By:  St. John Knits, Inc., its sole member


                              By: /s/ Roger Ruppert
                                 --------------------------------------
                                 Name: Roger Ruppert
                                 Title: Chief Financial Officer


                              THE BANK OF NEW YORK, as Trustee


                              By: /s/ Michelle L. Russo
                                 --------------------------------------
                                 Name: Michelle L. Russo
                                 Title: Assistant Treasurer

                                                                       EXHIBIT A
                                                                       ---------

                          [FORM OF SERIES A SECURITY]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND, IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                   ST. JOHN KNITS INTERNATIONAL, INCORPORATED
                        12 1/2% Senior Subordinated Note

                               due 2009, Series A

                                                             CUSIP No.:[       ]

No. [         ]                                                  $[            ]

          ST. JOHN KNITS INTERNATIONAL, INCORPORATED, a Delaware corporation (the "Company", which term includes any successor corporation), for value
      -------
received promises to pay to [         ] or registered assigns, the principal sum
of [          ] Dollars, on July 1, 2009.

          Interest Payment Dates: January 1 and July 1, commencing on January 1, 2000.

          Interest Record Dates:  December 15 and June 15.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                    ST. JOHN KNITS INTERNATIONAL, INCORPO-
                                         RATED


                                    By:____________________________________
                                       Name:
                                       Title:


                                    By:____________________________________
                                       Name:
                                       Title:

Dated:  [            ]

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 12 1/2% Senior Subordinated Notes due 2009, Series A, described in the within-mentioned Indenture.

Dated: [       ]
                                      THE BANK OF NEW YORK,
                                       as Trustee

                                      By:__________________________________
                                         Authorized Signatory

                             (REVERSE OF SECURITY)

                   ST. JOHN KNITS INTERNATIONAL, INCORPORATED


                        12 1/2% Senior Subordinated Note
                               due 2009, Series A

1.  Interest.
    --------

          ST. JOHN KNITS INTERNATIONAL, INCORPORATED, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this
      -------
Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 7, 1999. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities.

2.  Method of Payment.
    -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However,
                                                 -----------------
the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.  Paying Agent and Registrar.
    --------------------------

          Initially, The Bank of New York  (the "Trustee") will act as Paying
                                                 -------
Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.  Indenture and Guarantees.
    ------------------------

          The Company issued the Securities under an Indenture, dated as of July 7, 1999 (the "Indenture"), by and among the Company, the Guarantors and the
              ---------
Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 12 1/2% Senior Subordinated Notes due 2009, Series A (the "Initial Securities"), limited (except as otherwise
                         ------------------
provided in the Indenture) in aggregate principal amount to

$100,000,000, which may be issued under the Indenture. The Securities include the Initial Securities, the Private Exchange Securities (as defined in the Indenture) and the Unrestricted Securities (as defined below) issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement. The Initial Securities, the Private Exchange Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
(S)(S) 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture
                           ---
(except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

          Payment on the Securities is guaranteed (each, a "Guarantee"), on a
                                                            ---------
senior subordinated basis, jointly and severally, by each Domestic Restricted Subsidiary of the Company existing on the Issue Date (each, a "Guarantor")
                                                               ---------
pursuant to Article Eleven and Article Twelve of the Indenture. In addition, in certain circumstances subject to certain exceptions, the Indenture requires the Company to cause each Restricted Subsidiary formed, created or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Securities pursuant to Article Eleven and Article Twelve of the Indenture. In certain circumstances, the Guarantees may be released.

5.  Optional Redemption.
    -------------------

          The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2004, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period commencing on July 1 of the years indicated below:

               Year                               Percentage
               ----                               ----------
               2004..........................       106.250%
               2005..........................       104.688%
               2006..........................       103.125%
               2007..........................       101.563%
               2008 and thereafter...........       100.000%

6.   Optional Redemption upon Public Equity Offerings.
     ----------------------------------------------------

          In addition, at any time and from time to time on or prior to July 1, 2002, the Company may redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Securities with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price in cash equal to 112.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the originally issued aggregate principal amount of the Securities must remain outstanding immediately after giving effect to each such redemption (excluding any Securities held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

7.  Notice of Redemption.
    --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8.  Change of Control Offer.
    -----------------------

          Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 45 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date).

9.   Limitation on Disposition of Assets.
     -----------------------------------

          The Company is, subject to certain conditions and certain exceptions, obligated to make an Offer to Purchase Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

10.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

16.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

          No director, officer, employee, incorporator, stockholder, general or limited partner or member, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company or any of its Affiliates under the Securities, the Guarantee of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guarantees.

19.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  Registration Rights.
     -------------------

          Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 12 1/2% Senior Subordinated Note due 2009, Series B, of the Company (an "Unrestricted Security") which has been registered under the
             ---------------------
Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities. The Holders shall be entitled to receive certain liquidated damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

23.  Governing Law.
     -------------

          The laws of the State of New York shall govern the Indenture, this Security and any Guarantee thereof without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                         [FORM OF SECURITY GUARANTEE]

                         SENIOR SUBORDINATED GUARANTEE

          The Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such Guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

          The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

          This Security Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Security Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Security Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

          This Security Guarantee is subject to release upon the terms set forth in the Indenture.

                                    ST. JOHN KNITS, INC.
                                    ST. JOHN TRADEMARKS, INC.
                                    ST. JOHN ITALY, INC.


                                    By:___________________________________
                                       Name:
                                       Title:


                                    ST. JOHN HOME, LLC

                                    By:  St. John Knits, Inc., its sole member


                                    By:___________________________________
                                       Name:
                                       Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:___________________           Signed:___________________________________
                                           (Signed exactly as name appears
                                           on the other side of this Security)


Signature Guarantee:  ________________________________________________________
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 or Section 4.12 of the Indenture, check the appropriate box:

Section 4.05 [      ]

Section 4.12 [      ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05 or Section 4.12 of the Indenture, state the amount: $_____________

Dated:___________________    Your Signature: ___________________________________
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:  _________________________________________________________
                      Participant in a recognized Signature Guarantee
                      Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B
                                                                       ---------

                          [FORM OF SERIES B SECURITY]

                   ST. JOHN KNITS INTERNATIONAL, INCORPORATED
                        12 1/2% Senior Subordinated Note
                               due 2009, Series B

                                                             CUSIP No.:[       ]

No. [         ]                                                     $[         ]

          ST. JOHN KNITS INTERNATIONAL, INCORPORATED, a Delaware corporation (the "Company", which term includes any successor corporation), for value
      -------
received promises to pay to [         ] or registered assigns, the principal sum
of [          ] Dollars, on July 1, 2009.

          Interest Payment Dates:  January 1 and July 1, commencing  on [     ].

          Interest Record Dates:  December 15 and June 15.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

                                    ST. JOHN KNITS INTERNATIONAL, INCORPO-
                                         RATED


                                    By:_____________________________________
                                       Name:
                                       Title:

                                    By:_____________________________________
                                       Name:
                                       Title:

Dated:  [          ]

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the 12 1/2% Senior Subordinated Notes due 2009, Series B, described in the within-mentioned Indenture.

Dated: [       ]
                                    THE BANK OF NEW YORK,
                                     as Trustee

                                    By:______________________________________
                                       Authorized Signatory

                             (REVERSE OF SECURITY)

                   ST. JOHN KNITS INTERNATIONAL, INCORPORATED



                        12 1/2% Senior Subordinated Note
                               due 2009, Series B

1.  Interest.
    --------

          ST. JOHN KNITS INTERNATIONAL, INCORPORATED, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this
      -------
Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no
interest has been paid, from [          ].  The Company will pay interest semi-
annually in arrears on each Interest Payment Date, commencing [          ].
Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Securities

2.  Method of Payment.
    -----------------

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However,
                                                 -----------------
the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.  Paying Agent and Registrar.
    --------------------------

          Initially, The Bank of New York (the "Trustee") will act as Paying
                                                -------
Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4.  Indenture and Guarantees.
    ------------------------

          The Company issued the Securities under an Indenture, dated as of July 7, 1999 (the "Indenture"), by and among the Company, the Guarantors and the
              ---------
Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 12 1/2% Senior Subordinated Notes due 2009, Series B (the "Unrestricted Securities"), limited (except as otherwise
                         -----------------------
provided in the Indenture) in aggregate principal
amount to $100,000,000, which may be issued under the Indenture. The Securities include the 12 1/2% Senior Subordinated Notes due 2009, Series A (the "Initial
                                                                       -------
Securities"), the Private Exchange Securities (as defined in the Indenture) and
----------
the Unrestricted Securities. The Initial Securities, the Private Exchange Securities and the Unrestricted Securities are treated as a single class of securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"), as in effect
                                                            ---
on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company. The Securities are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

          Payment on the Securities is guaranteed (each, a "Guarantee"), on a
                                                            ---------
senior subordinated basis, jointly and severally, by each Domestic Restricted Subsidiary of the Company existing on the Issue Date (each, a "Guarantor")
                                                               ---------
pursuant to Article Eleven and Article Twelve of the Indenture. In addition, in certain circumstances subject to certain exceptions, the Indenture requires the Company to cause each Restricted Subsidiary formed, created or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Securities pursuant to Article Eleven and Article Twelve of the Indenture. In certain circumstances, the Guarantees may be released.

5.  Optional Redemption.
    -------------------

          The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2004, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) if redeemed during the 12-month period commencing on July 1 of the years indicated below:

             Year                                   Percentage
             ----                                   ----------
             2004................................     106.250%
             2005................................     104.688%
             2006................................     103.125%
             2007................................     101.563%
             2008 and thereafter.................     100.000%

6.   Optional Redemption upon Public Equity Offerings.
     ----------------------------------------------------

          In addition, at any time and from time to time on or prior to July 1, 2002, the Company may redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Securities with the net cash proceeds of one or more Public Equity Offerings by the Company at a redemption price in cash equal to 112.500% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65% of the originally issued aggregate principal amount of the Securities must remain outstanding immediately after giving effect to each such redemption (excluding any Securities held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

7.  Notice of Redemption.
    --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8.  Change of Control Offer.
    -----------------------

          Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall within 45 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date).

9.  Limitation on Disposition of Assets.
    -----------------------------------

          The Company is, subject to certain conditions and certain exceptions, obligated to make an Offer to Purchase Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

10.  Denominations; Transfer; Exchange.
     ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

12.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company and the Guarantors may be discharged from their obligations under the Indenture, the Securities and the Guarantees, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Securities and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Securities and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets and to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

16.  Defaults and Remedies.
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

          No, director, officer, employee, incorporator, stockholder, general or limited partner or member, as such, of the Company or any of its Affiliates shall have any liability for any obligation of the Company or any of its Affiliates under the Securities, the Guarantee of such Guarantor or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities and the Guarantees.

19.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  Governing Law.
     -------------

          The laws of the State of New York shall govern the Indenture, this Security and any Guarantee thereof without giving effect to applicable principles of conflicts of law to the effect that the application of the law of another jurisdiction would be required thereby.

                         [FORM OF SECURITY GUARANTEE]

                         SENIOR SUBORDINATED GUARANTEE

          The Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such Guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

          The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

          This Security Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Security Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          This Security Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

          This Security Guarantee is subject to release upon the terms set forth in the Indenture.

                                       ST. JOHN KNITS, INC.
                                       ST. JOHN TRADEMARKS, INC.
                                       ST. JOHN  ITALY, INC.

                                       By:______________________________________
                                          Name:
                                          Title:


                                       ST. JOHN HOME, LLC

                                       By:  St. John Knits, LLC, its sole member


                                       By:______________________________________
                                          Name:
                                          Title:

                                ASSIGNMENT FORM

I or we assign and transfer this Security to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:___________________           Signed:  ___________________________________
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:  __________________________________________________________
                      Participant in a recognized Signature Guarantee
                      Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 or Section 4.12 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.12 [      ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05 or Section 4.12 of the Indenture, state the amount: $_____________

Dated:_________________      Your Signature: ___________________________________
                                             (Signed exactly as name appears
                                             on the other side of this Security)

Signature Guarantee:  __________________________________________________________
                      Participant in a recognized Signature Guarantee
                      Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT C
                                                                       ---------

                      FORM OF LEGEND FOR GLOBAL SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D
                                                                       ---------

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

     Re:  12 1/2% Senior Subordinated Notes due 2009
          (the "Securities"), of St. John Knits International, Incorporated
          -----------------------------------------------------------------

          This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

     [_] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     [_] has requested that the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require registration under the Securities Act of 1933, as amended (the "Act"), because*:

     [_] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

     [_] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     [_] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit E to the Indenture. [An Opinion of Counsel to the effect that such
---------
transfer does not require registration under the Securities Act accompanies this certification.]

     [_] Such Security is being transferred in reliance on Rule 144 under the Act.

     [_] Such Security is being transferred in reliance on Regulation S under the Act.

     [_] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]


                              ________________________________
                              [INSERT NAME OF TRANSFEROR]
                              By:  __________________________
                                   [Authorized Signatory]
Date:  _____________
       *Check applicable box.

                                                                       EXHIBIT E
                                                                       ---------

                  Form of Transferee Letter of Representation
                  -------------------------------------------

The Bank of New York
101 Barclay Street - Floor 21W
New York, NY 10286


Attention:  Corporate Trust Trustee Administration


Dear Sirs:

          This certificate is delivered to request a transfer of $________ principal amount of the 12 1/2% Senior Subordinated Notes due 2009 (the "Notes") of St. John Knits International, Incorporated (the "Company"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

          Name:__________________________________
          Address:_______________________________
          Taxpayer ID Number:____________________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to
 -----------------------------------
a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the
                          ---
account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, (e) pursuant to offers and sales that occur outside the United States within the meaning of Regula-tion S under the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.

Dated:  ______________________         TRANSFEREE:  _________________________

                                       By:______________________________________

                                                                       EXHIBIT F
                                                                       ---------

                           Form of Certificate To Be
                            Delivered in Connection
                          with Regulation S Transfers

                                                           _______________, ____

The Bank of New York
101 Barclay Street - Floor 21W
New York, NY  10286


Attention:  Corporate Trust Trustee Administration

Re:  ST. JOHN KNITS INTERNATIONAL, INCORPORATED (the "Company")
     12 1/2% Senior Subordinated Notes due 2009, Series A and
     12 1/2% Senior Subordinated Notes due 2009, Series B (the "Securities")
     -----------------------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]

                                          By:  _________________________
                                               [Authorized Signatory]

                                      F-2